                                                                   EXHIBIT 10.20

                                LOAN AGREEMENT

                                By and Between

                              MLD DELAWARE TRUST,
                           a Delaware business trust


                                  as "Lender"


                                      and


                        ASSISTED LIVING CONCEPTS, INC.,
                             a Nevada corporation

                                 as "Borrower"



                         Dated as of September 3, 1998

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I DEFINITIONS..............................................   1

ARTICLE II THE LOAN................................................  11
 2.1   Agreement to Lend and Borrow................................  11
 2.2   Evidence of Indebtedness and Maturity.......................  11
 2.3   Interest....................................................  11
 2.4   Security....................................................  11
 2.5   Environmental Indemnity.....................................  11
 2.6   Prepayment..................................................  12

ARTICLE III LOAN CLOSING CONDITIONS................................  12
 3.1   Conditions Precedent........................................  12

ARTICLE IV CLOSING COSTS AND PRORATIONS............................  13
 4.1   Closing Costs...............................................  13

ARTICLE V DISBURSEMENTS OF THE LOAN................................  14
 5.1   Disbursements...............................................  14
 5.2   Disbursement of the Loan....................................  14
 5.3   Liens.......................................................  14

ARTICLE VI REPRESENTATIONS AND WARRANTIES..........................  14
 6.1   Title.......................................................  14
 6.2   Utilities...................................................  15
 6.3   Physical Condition; Completeness............................  15
 6.4   Compliance..................................................  15
 6.5   Zoning......................................................  16
 6.6   No Notices of Non-Compliance................................  16
 6.7   Due Authorization, Execution, Organization, etc.............  16
 6.8   True, Correct and Complete Information......................  16
 6.9   Existing Agreements.........................................  17
 6.10  Default.....................................................  17
 6.11  Litigation; Condemnation....................................  17
 6.12  No Taxes or Utilities Due...................................  17
 6.13  Employee Benefit Plans......................................  17
 6.14  Union Agreements............................................  18
 6.15  Hazardous Materials Representations.........................  18

ARTICLE VII COVENANTS OF BORROWER..................................  18
 7.1   No Liens....................................................  18
 7.2   Compliance with Legal Requirements..........................  19
 7.3   Use of the Facility.........................................  19

 7.4   Payment of Impositions......................................  19
 7.5   Intentionally Omitted.......................................  20
 7.6   Hazardous Material Covenants................................  20
 7.7   Environmental Matters.......................................  20
 7.8   Participation in Hazardous Materials Claims.................  21
 7.9   Environmental Inspections...................................  21
 7.10  Environmental Indemnification...............................  21
 7.11  Lender Inspections..........................................  22
 7.12  Financial Statements........................................  22
 7.13  Statements for Facility.....................................  22
 7.14  Regulatory Reports..........................................  23
 7.15  Expenses....................................................  23
 7.16  Litigation..................................................  23
 7.17  Representations and Warranties..............................  23
 7.18  Further Assurances..........................................  23
 7.19  Operating Leases............................................  24
 7.20  ERISA Events................................................  24
 7.21  Maintenance Obligations.....................................  24
 7.22  Upgrade Expenditures........................................  24
 7.23  Debt Service Reserve........................................  25

ARTICLE VIII INSURANCE REQUIREMENTS................................  25
 8.1   Insurance Types.............................................  25
 8.2   Replacement Cost Determination..............................  27
 8.3   Deductible Amounts..........................................  27
 8.4   Evidence of Insurance.......................................  27
 8.5   Damages.....................................................  27
 8.6   Waiver of Subrogation.......................................  28
 8.7   Additional Insured..........................................  28
 8.8   No Separate Insurance.......................................  28

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES..........................  28
 9.1   Events of Default...........................................  28
 9.2   Remedies....................................................  31

ARTICLE X MISCELLANEOUS............................................  32
 10.1  Assignment..................................................  32
 10.2  Notices.....................................................  32
 10.3  Incorporation of Recitals and Exhibits......................  33
 10.4  Titles and Headings.........................................  33
 10.5  Brokers.....................................................  33
 10.6  Changes, Waivers, Discharge and Modifications in Writing....  33
 10.7  Choice of Law...............................................  33
 10.8  Counterparts................................................  33
 10.9  Time is of the Essence......................................  34

 10.10 Attorneys' Fees.............................................  34
 10.11 Authority to File Notices...................................  34
 10.12 Disclaimer by Lender........................................  34
 10.13 Indemnification.............................................  34
 10.14 Inconsistencies with Loan Documents.........................  34
 10.15 Disbursements in Excess of Loan Amount......................  34
 10.16 Participations..............................................  35
 10.17 Entire Agreement............................................  35
 10.18 Severability................................................  35
 10.19 Consent to Jurisdiction and Service of Process..............  35
 10.20 Waiver of Jury Trial........................................  35
 10.21 Terminology.................................................  36
 10.22 Interpretation..............................................  36

    EXHIBIT A  LEGAL DESCRIPTION OF THE LAND
    EXHIBIT B  CLOSING CONDITIONS
    EXHIBIT C  FORM OF CLOSING PROCEDURE LETTER
    EXHIBIT D  FORM OF WRITTEN AUTHORIZATION TO CLOSE

                                LOAN AGREEMENT


          THIS LOAN AGREEMENT (this "Agreement") is made as of the 3rd day of September, 1998 by and between ASSISTED LIVING CONCEPTS, INC., a Nevada corporation ("Borrower"), and MLD DELAWARE TRUST, a Delaware business trust ("Lender"), with respect to the following:

                                R E C I T A L S:
                                - - - - - - - -

          A. Borrower owns fee simple title to that certain real property located in the County of Berkeley, State of South Carolina and more particularly described in Exhibit A attached hereto and by this reference incorporated herein
             ---------
(the "Land").

          B. The Land is improved with certain buildings and other Improvements (as hereinafter defined) and is presently operated as a 39-unit community residential care (the "Facility").

          C. Borrower desires to borrow from Lender, and Lender desires to lend to Borrower, an amount up to Two Million Nine Hundred Fifty-Five Thousand Dollars ($2,955,000) upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

          As used herein (including any Exhibits attached hereto), the following terms shall have the meanings set forth below (unless expressly stated to the contrary):

          "Account" shall have the meaning ascribed such term in the Debt Service Reserve Pledge Agreement.

          "Adjoining Property" shall mean all roadways, sidewalks and curbs appurtenant to the Facility and all utility vaults which are under Borrower's control or which are required to be maintained by Borrower.

          "Affiliate" shall mean, with respect to any Person, any other Person which Controls, is controlled by or is under common Control with the first person. Without limiting the generality of the foregoing, all of the following shall be deemed to be Affiliates of Borrower: (i) any and all of the officers, directors and shareholders in Borrower, and (ii) any and all of the partners and shareholders of any and all of the officers, directors and shareholders in Borrower.

          "Agreed Rate" shall mean the lesser of (a) the maximum rate permitted under the laws of the State of South Carolina or (b) the Basic Interest (as defined in the Note) plus four percent (4%).

          "ALC Leases" shall mean any and all leases and the ancillary documents executed in connection therewith between Borrower or any Affiliate of Borrower, as tenant, and Lender or any Affiliate of Lender, as landlord.

          "Alterations" shall mean all changes, additions, improvements or repairs to, all alterations, reconstructions, renewals or removals of, and all substitutions or replacements for, any of the Fixtures or Improvements, whether interior or exterior, structural or non-structural, ordinary or extraordinary. As used in this Agreement, "Alteration" shall not include any maintenance, repair, replacement or restoration work the cost of which is included in the Upgrade Expenditures.

          "Basic Interest" shall have the meaning ascribed such term in the Note.

          "Borrower's Fiscal Year" shall mean the twelve (12) month period beginning January 1 and ending December 31.

          "Business Agreements" shall mean any and all leases, rental agreements, management agreements, loan agreements, mortgages, deeds of trust, easements, covenants, restrictions or other agreements or instruments affecting all or a portion of the Facility and which is binding upon Borrower or all or any portion of the Facility.

          "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, State of New York are authorized, or obligated, by law or executive order, to close.

          "Closing" shall mean the consummation of the loan transaction provided for herein.

          "Closing Procedure Letter" shall mean a letter to the Title Company executed by Lender and Borrower setting forth directions for the Title Company in connection with the Closing and in the form of Exhibit E attached hereto.
                                                  ---------

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall mean all of Borrower's interest in all Fixtures, Personal Property and Intangible Property.

          "Condemnation" shall mean either (a) the taking by a Condemnor of the Facility or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation or otherwise, (b) a voluntary sale or transfer of the Facility or any part thereof or interest therein by Borrower to any Condemnor or to any other Person either under threat of condemnation or while legal proceedings for condemnation are pending, (c) a de facto condemnation by a Condemnor.

          "Condemnation Proceeds" shall mean all compensation, awards, damages, rights of action and proceeds payable to Borrower or Lender by reason of any Condemnation of all or any portion of the Facility or the Collateral or any part of either.

          "Condemnor" shall mean any Governmental Authority or Person having the power of condemnation.

          "Control" and "control" with correlative meanings for the terms "controlling", "controlled by" and "under common control with" shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise.

          "Cost of Living Index" shall mean the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for all Urban Consumers, United States Average, Subgroup "All Items" (1982 - 1984 = 100).

          "County" shall mean the County in which the Facility is located.

          "Debt Service Reserve" shall mean an amount equal to Eighty-Six Thousand Five Hundred Eighty-Two Dollars ($86,582), given by Borrower to Lender as additional security for Borrower's obligations under this Agreement and the other Loan Documents, which amount shall be withheld by Lender from the disbursement of the Loan pursuant to the provisions of Sections 5.2 and 7.23
                                                       -------- ---     ----
below.

          "Debt Service Reserve Pledge Agreement" shall mean a pledge agreement, between Borrower and Lender, in form and substance satisfactory to Lender, pursuant to which Borrower shall pledge the amounts deposited therein to Lender as security for the Loan.

          "Employee Benefit Plan" shall mean any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Borrower or any of its ERISA Affiliates.

          "Environmental Activities" shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from the Facility or located on or present on or under the Facility.

          "Environmental Indemnity" shall mean an indemnity relating to Environmental Activities and other environmental matters concerning the Facility, of even date herewith, executed by Borrower, in favor of Lender, in form and substance acceptable to Lender.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA Affiliate", as applied to any Person, shall mean (a) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is, or was at any time, a member; (b) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is, or was at any time, a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is, or was at any time, a member.

          "ERISA Event" shall mean (a) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by Borrower or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on Borrower or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal by Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Borrower or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
(h) the occurrence of an act or omission which could give rise to the imposition on Borrower or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (k) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan.

          "Event of Default" shall mean the occurrence of any of the events listed in Section 9.1(a) and the expiration of any applicable notice and cure
          --------------
period provided in Section 9.1(b).
                   --------------

          "Existing Encumbrances" shall have the meaning given such term in
Section 4.1(c).
- --------------

          "Facility" shall have the meaning ascribed to such term in Recital B.

          "Financial Statement" shall mean a financial statement of the party delivering such statement including a balance sheet and income statement, all prepared in accordance with GAAP and certified as true and complete without qualification by a general partner or officer, as applicable, of the party delivering such statement.

          "Financing Statement" shall mean a UCC-1 financing statement executed by Borrower as debtor, in favor of Lender as secured party, and perfecting Lender's security interest in the Collateral, in form and substance satisfactory to Lender, to be filed in the Offices of the Secretary of State of South Carolina and Nevada.

          "Fixture Filing" shall mean a fixture filing (which may be a part of the Mortgage if Lender so elects) executed by Borrower as debtor, in favor of Lender as secured party, in form and substance satisfactory to Lender, to be recorded in the Official Records of the County.

          "Fixtures" shall mean all permanently affixed equipment, machinery, fixtures and other items of real and/or personal property, including all components thereof, now and hereafter located in, or used in connection with, or permanently affixed to or incorporated into any of the Improvements or the Land, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, together with all replacements, modifications, alterations and additions thereto, all of which are hereby deemed to constitute real property.

          "GAAP" shall mean generally accepted accounting principles, consistently applied.

          "Governmental Authority" shall mean any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, court, administrative tribunal or public utility.

          "Hazardous Materials" shall mean (a) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances, known carcinogens or any other materials, contaminants or pollutants which (i) pose a hazard to the Facility or to persons on or about the Facility or (ii) cause the Facility to be in violation of any Hazardous Materials Laws;
(b) asbestos in any form which is or could become friable; (c) urea formaldehyde in foam insulation or any other form; (d) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing; (e) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable Hazardous Material Laws; (f) medical wastes and biohazards; (g) radon gas above allowable levels; and (h) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or may or could pose a hazard to the health and safety of the occupants of the Facility or the owners and/or occupants of property adjacent to or surrounding the Facility.

          "Hazardous Materials Claims" shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party against the Facility, Lender or Borrower relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

          "Hazardous Materials Laws" shall mean any federal, state or local laws, ordinances, regulations, rules, orders, guidelines or policies relating to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters, including, but not limited to, the Clean Water Act, Clean Air Act, Federal Water Pollution Control Act, Solid Waste Disposal Act, Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et. seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; the South Carolina Pollution Control Act, S.C. Code Ann. (S) 48-1-10, et seq., the South Carolina Hazardous Waste Management Act, S.C. Code Ann. (S) 44-56-10, et seq.; and the rules, regulations and ordinances of the County and municipalities in which the Facility is located, the State Department of Health Services, the Regional Water Quality Control Board, the State Water Resources Control Board (or the equivalent agencies or authorities) and the Environmental Protection Agency or any other agency which regulates Hazardous Materials or Environmental Activities.

          "Impositions" shall mean, collectively, all utility charges incurred by Borrower for the benefit of the Facility or which may become a lien against the Facility and all assessments or charges of a similar nature, all taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Borrower or its business conducted upon the Facility or are levied or imposed upon Lender with respect to the Facility or measured by any amount payable under the Loan Documents), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other levies or assessments by any Governmental Authority or private Persons (including, without limitation, any and all mechanic's or materialmen's liens, or similar liens or encumbrances), in each case whether general or special, ordinary, or extraordinary, or foreseen or unforeseen, of every character in respect of the Facility or the business conducted thereon (including all interest and penalties thereon due to any failure in payment), which may be assessed against or imposed upon (a) Borrower, (b) Lender's interest in the Facility, (c) the Facility or any part thereof or any rent therefrom or any estate, right, title or interest therein, (d) any occupancy, operation, use or possession of, or sales or other revenue from, or activity conducted on, or in connection with the Facility or the leasing or use of the Facility or any part thereof by Borrower or (e) Lender as a result of or arising with respect to the Loan; (f) provided,
                                                                      --------
however, "Impositions" shall not include any of the following, except to the
- -------
extent that any Impositions in effect which Borrower is obligated to pay are totally or partially repealed, and any of the following taxes, assessments, tax levies or charges are levied, assessed or imposed in lieu thereof: (i) any tax based on gross (except to the extent that any franchise, business use or other similar tax is based on the gross income related to the Loan imposed upon Lender) or net income related to the Loan imposed upon Lender, (ii) any tax imposed with respect to the proceeds of the Loan, or (iii) any estate, inheritance, gift or documentary transfer taxes related to the Loan imposed upon Lender.

          "Improvements" shall mean all buildings, improvements, structures and Fixtures now or hereafter located on any of the Land, including, without limitation, landscaped areas, parking lots and structures, roads, drainage and other utility structures and other so-called "infrastructure" improvements.

          "Insurance Proceeds" shall mean all proceeds of insurance payable as a result of any fire, earthquake, act of God, or other casualty to or in connection with the Facility or any part thereof.

          "Insured Property" shall mean the Improvements, Fixtures and Personal Property.

          "Intangible Property" shall mean all of Borrower's right, title and interest in and to (a) all rents, profits, income or revenue derived from the use of rooms or other space within the Facility or the providing of services in or from the Facility, documents, chattel paper, instruments, contract rights, deposit accounts, general intangibles, chosen in action, now owned or hereafter acquired by Borrower (including any right to any refund of any taxes or other charges heretofore or hereafter paid to any Governmental Authority) arising from or in connection with Borrower's operation or ownership of the Facility; (b) all Permits; and (c) all other intangible property or any interest therein now or on the Loan Closing Date owned or held by Borrower in connection with the Land, the Improvements or the Fixtures, or any business or businesses now or hereafter conducted by Borrower or any lessee thereon or with the use thereof, including all rights of Borrower in and to all leases, contract rights, agreements, trade names, water rights and reservations, zoning rights, business licenses and warranties (including those relating to construction or fabrication) related to the Land, the Improvements or the Fixtures, or any part thereof.

          "Intended Use" shall mean the use of the Facility for operation of the healthcare facility described in Recital B (or, with Lender's consent, which shall not be unreasonably withheld, as a skilled nursing home, dedicated Alzheimer's units, an independent nursing facility or other similar facility for frail, elderly adults) and any other uses ancillary or reasonably related thereto and for no other purpose.

          "Land" shall have the meaning ascribed to such term in Recital A.

          "Legal Requirements" shall mean all federal, State, county, municipal and other governmental and quasi-governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Facility or the construction, use or alteration thereof, whether now or hereafter enacted and in force including, without limitation, the Americans With Disabilities Act, 42 U.S.C. (S)(S) 12101-12213 (1991) and including any zoning or other land use entitlements and any requirements which may require repairs, modifications or alterations in or to the Facility, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances running in favor of any Person, contained in any instruments, either of record or known to Borrower, at any time in force affecting the Facility.

          "Lender" shall mean MLD Delaware Trust, a Delaware business trust, its successors and assigns and any party to which the Note is assigned or otherwise transferred.

          "Letter of Credit" shall mean an irrevocable letter of credit issued pursuant to the Letter of Credit Agreement by a financial institution mutually acceptable to Lender and Borrower in the initial face amount of the Debt Service Reserve.

          "Letter of Credit Agreement" shall mean a letter of credit agreement on Lender's then standard form as of the applicable date of determination.

          "Licensing Requirements" shall mean those Legal Requirements which specifically relate to the use of the Facility for the Intended Use.

          "Lien" shall mean any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "Loan" shall mean the loan described in this Agreement in the principal amount of the Loan Amount.

          "Loan Amount" shall mean the original principal amount of Two Million Nine Hundred Fifty-Five Thousand Dollars ($2,955,000), or so much thereof as is advanced, as such amount may be reduced through repayments by Borrower pursuant to the Note.

          "Loan Closing Date" shall mean the date on which the Loan is disbursed to or for the benefit of Borrower.

          "Loan Documents" shall mean the documents described in Section 3.1 of
                                                                 -----------
this Agreement.

          "Loan Year" shall mean (a) the period beginning on the Loan Closing Date and ending on the one (1) year anniversary of the last day of the calendar month in which the Loan Closing Date falls, and (b) each subsequent and consecutive twelve (12) month period.

          "Maturity Date" shall mean the date set forth in the Note upon which the entire principal amount of the Loan shall be due and payable.

          "Mortgage" shall mean a mortgage, assignment of rents, security agreement, financing statement and fixture filing, in form and substance satisfactory to Lender, executed by Borrower in favor of Lender, creating a lien on the Land, the Facility, the Fixtures and the Improvements, and all rights and easements appurtenant thereto.

          "Multiemployer Plan"  shall mean a "multiemployer plan", as defined in
Section 3(37) of ERISA, to which Borrower or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Borrower or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

          "Net Condemnation Proceeds" shall mean all Condemnation Proceeds remaining after deduction of all expenses of collection and settlement thereof, including, without limitation, attorneys' and adjustors' fees and expenses.

          "Net Insurance Proceeds" shall mean all Insurance Proceeds remaining after deduction of all expenses of collection and settlement thereof, including, without limitation, attorneys' fees and expenses.

          "Note" shall mean a secured promissory note, in the original principal amount of Two Million Nine Hundred Fifty-Five Thousand Dollars ($2,955,000), executed by Borrower as maker, in favor of Lender as holder, in form and substance satisfactory to Lender.

          "Other ALC Loans" shall mean any and all loan agreements, other than this Agreement and the ancillary documents executed in connection therewith between Borrower or any Affiliate of Borrower and Lender or any Affiliate of Lender.

          "Pension Plan" shall mean any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA.

          "Permits" shall mean all permits, licenses, approvals, entitlements and other governmental and quasi-governmental authorizations now owned or hereafter acquired by Borrower (including, without limitation, certificates of need, health care provider licenses and certificates of occupancy) and necessary or desirable in connection with the ownership, planning, development, construction, use, operation or maintenance of the Facility for the Intended Use. As used herein, "quasi-governmental" shall include the providers of all utilities services to the Facility.

          "Permitted Exceptions" shall mean those title exceptions or defects which have been approved in writing by Lender and, with respect to the Land and Improvements, those exceptions or defects which Lender has approved in writing to appear as exceptions on the Title Policy.

          "Person" shall mean any individual, partnership, association, corporation, Governmental Authority or other entity.

          "Personal Property" shall mean all Intangible Property and all machinery, equipment, furniture, tools, furnishings, movable walls or partitions, computers or trade fixtures or other personal property (but specifically excluding consumable inventory and supplies), acquired by or for the account of Borrower and used or useful in the operation of Borrower's business at the Facility whether now owned or hereafter acquired by Borrower, together with all accessions, additions, parts, attachments, accessories or appurtenances thereto.

          "Phase 1 Site Assessment Report" shall mean that certain Phase 1 Environmental Site Assessment Report delivered to Lender in connection with the Facility, dated July, 1997, prepared by C-K Associates, Inc.

          "Potential Default" shall mean the existence of any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default under any of the Loan Documents.

          "Proceeds" shall mean the Net Insurance Proceeds or Net Condemnation Proceeds, as applicable.

          "State" shall mean the State of South Carolina.

          "Subdivision Map Act" shall mean the applicable statutes of the State of South Carolina which govern the subdivision of real property for sale, lease or finance.

          "Title Company" shall mean the title insurance company selected by Lender in its sole discretion to provide the Title Policy.

          "Title Policy" shall mean a title insurance policy in the form of an American Land Title Association Extended Coverage Loan Policy of Title Insurance (1970 Form B, without modification, revision or amendment), insuring that on the date of recordation of the Mortgage, Borrower owns fee simple title to the Facility and that the Mortgage is a valid first priority lien on the Facility in the amount of the Loan Amount. The Title Policy shall contain such endorsements and reinsurance agreements as Lender reasonably requires and shall be subject only to the Permitted Exceptions.

          "Upgrade Expenditures" shall mean an annual sum of money to be expended by Borrower for upgrades or improvements to the Facility which have the effect of maintaining or improving the competitive position of the Facility in its respective marketplace. Such expenditures shall include cash payments only and shall not include any amount for depreciation, amortization, interest payments or rent. Non-exclusive examples of Upgrade Expenditures are new or replacement wallpaper, tiles, window coverings, lighting fixtures, painting, upgraded landscaping, carpeting, architectural adornments, common area amenities and the like. It is expressly understood that capital improvements or repairs (such as but not limited to repairs or replacements to the structural elements of the walls, parking area, or the roof or to the electrical, plumbing, HVAC or other mechanical or structural systems in the Facility) shall not be considered to be Upgrade Expenditures.

          "Written Authorization" shall mean a letter to the Title Company, in the form of Exhibit F, executed by Borrower and Lender, directing the Title
            ---------
Company to comply with the instructions in the Closing Procedure Letter.


                                  ARTICLE II
                                   THE LOAN

          II.1 Agreement to Lend and Borrow. Subject to the terms and conditions of this Agreement, Lender will lend and Borrower will borrow up to the Loan Amount. Lender shall disburse the proceeds of the Loan in accordance with the provisions of Article V of this Agreement. Notwithstanding the parties'
                       ---------
intention that the transaction contemplated by the Loan Documents is a loan to Borrower, Lender shall be entitled to account for the Loan on Lender's books in any manner that Lender elects in its sole discretion, and any such accounting by Lender shall not be deemed or construed to affect in any manner the rights and obligations of Borrower and Lender under the Loan Documents.

          II.2 Evidence of Indebtedness and Maturity. The Loan shall be evidenced by the Note in the principal amount of the Loan Amount. The outstanding principal balance of the Loan, together with accrued and unpaid Basic Interest thereon, and all other amounts payable by Borrower under the terms of the Loan Documents, shall be due and payable on the Maturity Date.

          II.3 Interest. The Loan Amount shall bear interest at the rate per annum specified in the Note, which interest shall be due and payable as specified therein.

          II.4 Security. Payment of the Note and performance of all of Borrower's other obligations under the Loan Documents shall be secured by the following: (a) the Mortgage; (b) the Financing Statement; (c) the Fixture Filing; (d) the Debt Service Reserve Pledge Agreement; and (e) such other security interests in property of Borrower as Lender shall require in the Loan Documents.

          II.5 Environmental Indemnity. Lender shall be indemnified with respect to environmental matters by the Environmental Indemnity.

          II.6 Prepayment. Except as provided in the Note, Borrower shall have no right to prepay the Loan Amount, in whole or in part, prior to the Maturity Date.


                                  ARTICLE III
                            LOAN CLOSING CONDITIONS

          III.1 Conditions Precedent. Lender's obligation to make the Loan and to perform the remainder of its obligations under this Agreement are expressly conditioned upon the occurrence of all of the following on or before the Loan Closing Date:

          (a) Lender's receipt and approval of all of the items set forth in Exhibit B; and
     ---------

          (b) Borrower's delivery to Lender of the following items and documents, in form and content satisfactory to Lender, duly executed (and acknowledged where necessary) by the appropriate parties thereto:

                 (i)    This Agreement;

                 (ii)   The Note;

                 (iii) The Mortgage, which shall be duly recorded in the Official Records of the County;

                 (iv) The Financing Statement, which shall be duly filed in the Offices of the Secretary of State of South Carolina and Nevada;

                 (v) The Fixture Filing, which shall be duly recorded in the Official Records of the County;

                 (vi)   The Debt Service Reserve Pledge Agreement;

                 (vii)  The Environmental Indemnity; and

                 (viii) Such other documents that Lender may reasonably require.

          (c) Upon receipt of the items described in this Article III, and upon compliance with the other terms and conditions of this Agreement, Borrower and Lender shall execute and deliver to Title Company the Written Authorization.


                                  ARTICLE IV
                         CLOSING COSTS AND PRORATIONS

          IV.1   Closing Costs.

          (a)    Borrower shall pay:

                 (i) any and all state, municipal or other documentary or transfer taxes payable in connection with the delivery of any instrument or document provided in or contemplated by this Agreement, any agreement or commitment described or referred to herein or the transactions contemplated herein;

               (ii)  one-half of all escrow fees and charges;

               (iii) the charges for or in connection with the recording and/or filing of any instrument or document provided herein or contemplated by this Agreement or any agreement or document described or referred to herein.

               (iv) any and all broker's fees or similar fees claimed by any party employed by Borrower in connection with the transactions contemplated herein, provided, however, Borrower shall not be deemed
                               --------  -------
          to have employed any party by merely receiving information concerning Lender, the Facility or related to the transactions contemplated hereunder or by executing any agreement to hold such information confidential; and

               (v) Borrower's legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered, or to cause to be delivered, by Borrower hereunder, including, without limitation, the cost of all performances by Borrower of its obligations hereunder;

          (b)  Lender shall pay:

               (i) any and all broker's fees or similar fees claimed by any party employed by Lender in connection with the transactions hereunder, provided, however, Lender shall not be deemed to have
                     --------  -------
          employed any party by merely receiving information concerning Borrower, the Facility or related to the transactions contemplated hereunder or by executing any agreement to hold such information confidential;

               (ii) Lender's legal fees and expenses and the costs of any site inspections, environmental audits and surveys performed by or on behalf of Lender, including travel and out-of-pocket expenses for such inspections, audits and surveys; and

               (iii) one-half of all escrow fees and charges and all expenses of or related to the issuance of the Title Policy.

          (c) If the Facility is presently encumbered by certain mortgages and certain other security instruments (individually and collectively, the "Existing Encumbrances"), Borrower shall cause the Existing Encumbrances and all indebtedness secured thereby to be fully satisfied, released and discharged of record on or prior to the Loan Closing Date (recognizing that Borrower may use the proceeds of the loan contemplated hereby to satisfy the same). Borrower acknowledges that such satisfaction, release and discharge may involve prepayment penalties or premiums and other costs or expenses, all of which shall be paid by Borrower at its sole cost and expense on or before the Loan Closing Date.

                                   ARTICLE V
                           DISBURSEMENTS OF THE LOAN

          V.1 Disbursements. Lender shall have no obligation to make disbursements of the Loan except as provided in this Article V.
                                                     ---------

          V.2 Disbursement of the Loan. Lender shall disburse the Loan Amount to Borrower (less the Debt Service Reserve) upon Borrower's delivery and satisfaction of the conditions precedent set forth in Section 3.1 of this
                                                      -----------
Agreement. Borrower acknowledges and agrees that although Lender shall deposit the Debt Service Reserve into the Account pursuant to the provisions of Section
                                                                        -------
7.23 below, Borrower shall be deemed to have been advanced the full amount of
- ----
the Loan at such time as Lender has disbursed the Loan proceeds in accordance with the immediately preceding sentence.

          V.3 Liens. All construction shall be free and clear of defects and liens or claims for liens for materials supplied or labor or services performed in connection with the Facility, except for liens which are being duly contested in accordance with the provisions of Section 7.1 of this Agreement.
                                     -----------


                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

          As an inducement to Lender to execute this Agreement and to disburse the proceeds of the Loan, Borrower represents and warrants to Lender the truth and accuracy of the matters set forth in this Article VI.

          VI.1 Title. Borrower has, or as of the Loan Closing Date will have, good, marketable (and insurable with respect to the Land and Improvements) title to, and the entire right, title, and interest in, the Facility, free and clear of any and all leases, Liens, encumbrances or other liabilities, subject only to the Permitted Exceptions.

          VI.2 Utilities. To the best of Seller's knowledge, the Facility has available to its boundary adequate utilities, including, without limitation, adequate water supply, storm and sanitary sewage facilities, telephone, gas, electricity and fire protection, as is required for the operation of the Facility for the Intended Use.

          VI.3  Physical Condition; Completeness.

          (a) The Facility has been constructed in a good, workmanlike and substantial manner, free from material defects and in accordance with all Legal Requirements.

          (b) Neither the zoning nor any other right to construct upon or to use the Facility is to any extent dependent upon or related to any real estate other than the Facility, the improvement of such other real estate or the payment of any fees for the improvement of such other real estate.

          (c) The Facility, and each portion thereof, is in good condition and repair and is free from material defects. Borrower will use its best efforts to maintain the Facility in good condition and repair.

          (d) There are no soil conditions adversely affecting the Facility in any material respect.

          (e) Other than as disclosed on the Phase I Site Assessment Report there are and have been no Hazardous Materials installed or stored in or otherwise existing at, on, in or under the Facility which are or have been at any time in violation of any applicable Legal Requirements or which are or have been at any time in amounts or concentrations sufficient to require the reporting of such materials to any Governmental Authority, except in the ordinary course of business in compliance with applicable laws.

          VI.4  Compliance.

          (a) Borrower has obtained and shall maintain all consents, approvals, licenses, permits and other permissions related to the operation of the Facility for the Intended Use as are required under Legal Requirements and Licensing Requirements.

          (b) Borrower has and shall maintain all Permits and all other consents, approvals, licenses, permits and other permissions related to the operation of the Facility for the Intended Use as are required under Legal Requirements and Licensing Requirements.

          (c) Notwithstanding the foregoing in (a) and (b) above, if any additional consents, approvals, licenses, permits or other permissions are required in connection with the operation of the Facility for the Intended Use, Borrower hereby agrees that Borrower shall, as promptly as practical, use its best efforts to obtain all such additional consents, approvals, licenses, permits and other permissions related to such Intended Use and required under any of the Legal Requirements or Licensing Requirements.

          VI.5 Zoning. The Facility is properly and fully zoned for the Intended Use and the Facility and the operation and use thereof, including, without limitation, all boundary line adjustments to the Facility, complies, in all material respects, with all applicable Legal Requirements (including, without limitation, the Subdivision Map Act).

          VI.6 No Notices of Non-Compliance. Borrower has not received any notice that and Borrower has no knowledge that (a) any Government Authority or any employee or official thereof considers that the operation or use of the Facility for the Intended Use to have materially failed or will materially fail to comply with any Legal Requirements, (b) any investigation has been commenced or is contemplated respecting any such possible or actual failure of the operation or use of the Facility for the Intended Use to comply with any of the Legal Requirements, and (c) there are any unsatisfied requests for material repairs, restorations or alterations with regard to the Facility from any Person, including, but not limited to, any lender, insurance carrier or Government Authority.

          VI.7  Due Authorization, Execution, Organization, etc.

          (a) This Agreement and all of the Loan Documents are, and on the Loan Closing Date will be, duly authorized, executed and delivered by and are binding in accordance with their terms upon Borrower, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application and of legal or equitable principles generally and covenants of good faith and fair dealing.

          (b) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and duly qualified to do business in the State of South Carolina.

          (c) Borrower has the authority to enter into this Agreement, the Loan Documents and all other agreements, instruments and documents herein provided, and to consummate the transactions herein provided and nothing prohibits or restricts the right or ability of Borrower to close the transactions contemplated hereunder and carry out the terms hereof.

          VI.8  True, Correct and Complete Information.

          (a) To the best of Borrower's knowledge, all documents, plans, surveys and other data or information prepared by parties other than Borrower or Borrower's agents or employees and provided to Lender in connection herewith, are true, correct and complete in all material respects and disclose all material facts with no material omissions with respect thereto.

          (b) All documents and other data or information prepared by Borrower or Borrower's employees or, to the best of Borrower's knowledge, agents are true, correct and complete in all material respects with no material omissions with respect thereto.

          VI.9 Existing Agreements. To the best of Borrower's knowledge, there are no material agreements or understandings (whether written or oral) to which Borrower is a party or is bound, including, without limitation, any Business Agreements, relating to the Facility or the operation or use thereof other than the Permitted Exceptions and those documents and instruments which have been delivered by Borrower to Lender prior to the Loan Closing Date.

          VI.10 Default. Borrower is not in default with respect to any of its material obligations or liabilities pertaining to the Facility.

          VI.11 Litigation; Condemnation. There are no material actions, suits or proceedings pending or, to the best of Seller's knowledge, threatened before or by any judicial, administrative or union body, any arbiter or any Governmental Authority, against or affecting

Borrower or the Facility or any portion thereof. To the best of Seller's knowledge, there are no existing, proposed or threatened eminent domain or similar proceedings which would affect the Land or Improvements in any manner whatsoever.

          VI.12  No Taxes or Utilities Due.   To the best of Seller's knowledge,
Borrower is not in default (beyond any applicable cure periods) in the payment of any and all insurance premiums relating to the Facility, real and personal property taxes and assessments on the Facility and the cost of all gas, water, electricity, heat, fuel, sewer, telecommunications and other utilities relating to the Facility.

          VI.13  Employee Benefit Plans.

          (a) Borrower and each of its ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.

          (b)    No ERISA Event has occurred or is reasonably expected to occur.

          (c) Except to the extent required under Section 4980B of the Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Borrower or any of its ERISA Affiliates.

          (d) As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $20,000.

          VI.14  Union Agreements.   Borrower has delivered to Lender true and
correct copies of all collective bargaining and other agreements, if any, with labor unions or other employee groups or associations which include or will include Borrower's operations at the Facility.

          VI.15 Hazardous Materials Representations. The Facility and the Intended Use do currently, and will at all times throughout the term hereof continue to, comply, in all material respects, with all applicable laws and governmental regulations including, without limitation, all Hazardous Materials Laws.


                                  ARTICLE VII
                             COVENANTS OF BORROWER

          As an inducement to Lender to execute this Agreement and to make each disbursement of the Loan, Borrower hereby covenants as follows:

          VII.1 No Liens; Permitted Contests. Borrower shall not cause or permit any Lien to be placed or assessed against the Land or the Facility or the operation thereof, or permit any receiver, trustee or assignee for the benefit of creditors to be appointed to take possession of the Facility, or any portion thereof; provided, however, Borrower shall be permitted in good faith and at
         --------  -------
Borrower's expense to contest the existence, amount or validity of any Lien upon the Facility by appropriate proceedings sufficient to prevent (i) the collection or other realization of the Lien or claim so contested, (ii) the sale, forfeiture or loss of the Facility or any portion thereof, any (iii) any interference with the use or occupancy of the Facility, (iv) any interference with the payment of any amounts due under the Loan Documents, and (v) the cancellation of any fire or other insurance policy or policies required under any of the Loan Documents. Borrower shall provide Lender with security satisfactory to Lender, in Lender's reasonable judgment, to assure the payment, compliance, discharge, removal and/or other action in connection with such Lien, including all costs, attorneys' fees, interest and penalties that may be or become due in connection therewith. Borrower further agrees that each contest permitted by this Section 7.1 shall be promptly and diligently prosecuted to a
                  -----------
final conclusion by Borrower. Borrower hereby agrees to indemnify, defend and save Lender harmless against, any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. In the event Borrower does not comply with the provisions of this Section 7.1, Lender may, but shall not be required
                            -----------
to, procure the release of any such Lien and in furtherance thereof may, in its sole discretion, effect any settlement or compromise with respect thereto. Any amounts expended by Lender in settling, compromising or arranging for the release of any Lien shall bear interest at the Agreed Rate from the date of expenditure by Lender and shall be payable by Borrower upon demand by Lender. Notwithstanding anything to the contrary contained herein, Borrower may grant security interests encumbering specific items of Borrower's personal property located on the Land or at the Facility (but not any fixtures attached to the Facility) in favor of purchase-money lenders for such items of Borrower's personal property, provided that (a) such personal property is permitted on the Land or at the Facility in accordance with the Intended Use, (b) is not owned by or subject to any claim or right of Lender, and (c) such liens secure obligations of Borrower which do not require payments in excess, in the aggregate, of One Thousand Five Hundred Dollars ($1,500) per month (unless agreed in writing by Lender).

          VII.2 Compliance with Legal Requirements. Borrower, at its expense, shall promptly comply with all applicable Legal Requirements as well as the certification requirements of Medicare and Medicaid, if and to the extent the Facility is certified for participation therein, (or any successor programs) with respect to the use, operation, maintenance, repair and restoration of the Facility. Borrower covenants and agrees that Borrower's use of the Facility and the maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Legal Requirements. Borrower shall promptly give written notice to Lender of any violation of any Legal Requirement. Borrower and Lender have expressly agreed that Borrower's obligation under this Agreement to comply with Legal Requirements as to the Facility specifically includes the requirement that Borrower comply with the Americans with Disabilities Act, 42 U.S.C. (S)(S) 1201 et seq, and all rules and regulations adopted thereunder.

          VII.3 Use of the Facility. Borrower shall continuously use or cause to be used the Facility only for the Intended Use. Except with the prior written consent of Lender, Borrower shall not decrease, or permit a decrease in, the number of units available for residential occupancy or licensed beds being used for the Intended Use. No use shall be made or permitted to be made of the Facility, and no acts shall be done to or upon the Facility, which will cause the cancellation of, or make void or voidable, any insurance policy covering the Facility or any part thereof, nor shall Borrower sell or otherwise provide to any Person therein, or permit to be kept, used or sold in or about the Facility any article which may be prohibited by law or by any insurance policies required to be carried hereunder, or fire underwriter's regulations. Borrower shall not use or occupy the Facility or permit the Facility to be used or occupied, in a manner which (a) violates any certificate of occupancy, or any equivalent thereof, affecting the Facility or any other Legal Requirement in any material respect, (b) makes it substantially more difficult or impossible to obtain fire or other insurance which Borrower is required to furnish hereunder at commercially reasonable rates, (c) causes structural injury to any of the Improvements, (d) constitutes waste, (e) gives rise to a claim or claims of adverse usage or adverse possession or of implied dedication of the Facility or any portion thereof. Borrower shall not use or allow the Facility to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Borrower cause, maintain or permit any nuisance in, on or about the Facility. Borrower shall comply with all Legal Requirements and/or Licensing Requirements in all material respects.

          VII.4  Payment of Impositions. Subject to the provisions of Section
                                                                      -------
7.1 relating to permitted contests, Borrower will pay, or cause to be paid prior
- ---
to delinquency, directly to the applicable Governmental Authority or Person, all Impositions before delinquency, and Borrower will promptly, upon request by Lender, furnish to Lender copies of official receipts or other satisfactory proof evidencing such payments. Without limiting the generality of the foregoing, Borrower will pay or reimburse Lender for all Impositions which are sales, use, single business, gross receipts, transaction privilege, rent or other excise taxes which are levied or imposed upon or measured by any amount payable under the Loan Documents.

          VII.5 Intentionally Omitted.

          VII.6 Hazardous Material Covenants. Borrower shall at its expense comply, and cause its agents, employees, contractors, partners, directors, officers and shareholders, to comply with all Hazardous Materials Laws, including, without limitation, obtaining and filing all applicable notices, permits, licenses and similar authorizations. Borrower shall not create or permit to continue in existence any lien upon the Facility or any portion thereof pursuant to Hazardous Materials Laws. Subject to the provisions of
Section 7.3, Borrower shall not change or alter any use of the Facility or any
- -----------
portion thereof unless Borrower shall have notified Lender thereof in writing and Lender shall have determined, in its sole and absolute discretion, that such change or modification will not result in the presence of Hazardous Materials on the Facility in violation of Hazardous Materials Laws or any portion thereof in such a level that would increase the potential liability for Hazardous Materials Claims. If Borrower fails to comply with any provision of this Section 7.7,
                                                                -----------
Lender may, at its sole
option, but without any obligation so to do, take any and all actions as Lender shall deem necessary to cure such failure. Any amounts so paid by Lender, together with interest thereon from the date of such expenditure at the Agreed Rate, shall be payable by Borrower upon demand by Lender.

          VII.7 Environmental Matters.

          (a  Without limiting the generality of Section 7.6, Borrower covenants
                                                 -----------
     and agrees that it will not engage in nor will it permit the performance of any Environmental Activities in connection with the Facility or any portion thereof, to the extent any such Environmental Activities would violate any Hazardous Materials Laws. In the event any Environmental Activities occur in violation of any Hazardous Materials Laws, Borrower shall promptly and at its sole cost and expense, (i) notify Lender of such occurrence in writing, (ii) obtain all permits and approvals necessary to remedy any such suspected problem through the removal of Hazardous Materials or otherwise; and (iii) upon Lender's approval of the remediation plan, remedy any such problem to the satisfaction of Lender, in accordance with all Hazardous Materials Laws and good business practices.

          (b Borrower shall immediately advise Lender in writing of (i) any and all Hazardous Materials Claims against Borrower or the Facility or any portion thereof, (ii) any remedial action taken by Borrower in response to any (A) Hazardous Materials on, under or about the Facility or any portion thereof in violation of any Hazardous Materials Laws or (B) Hazardous Materials Claims, and (iii) Borrower's discovery of any occurrence or condition on any of the Adjoining Property or in the vicinity of the Facility that could, in Borrower's reasonable judgment, cause the Facility or any part thereof to be classified as "border-zone property" under the provisions of any applicable law of the State, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Facility or any portion thereof under any Hazardous Materials Laws. In addition, Borrower shall provide Lender with copies of all communications to or from Borrower, any Governmental Authority or any other Person relating to Hazardous Materials Laws or Hazardous Materials Claims.

          VII.8 Participation in Hazardous Materials Claims. Lender shall have the right, at Borrower's sole cost and expense (including, without limitation, Lender's reasonable attorneys' fees) and with counsel chosen by Lender in its reasonable judgment, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.

          VII.9 Environmental Inspections. Borrower hereby grants to Lender, its agents, employees, consultants and contractors, the right to enter upon the Facility upon reasonable advance notice, and to perform such tests on the Facility as Lender reasonably deems necessary and to conduct such review and/or investigation of the Facility as Lender deems necessary or desirable to confirm Borrower's compliance with Section 7.6 and 7.7; provided, however, in the
                           -------------------  --------  -------
exercise of such rights Lender shall take due care not to unreasonably interfere with Borrower's operations at the Facility. Borrower shall pay for any such tests performed by Lender, its agents, employees, consultants or contractors, provided that Lender has reasonable grounds to believe that

Environmental Activities in violation of the Hazardous Materials Laws have occurred or may imminently occur. For the purposes of the preceding sentence, Lender shall be deemed to have reasonable grounds to believe that Environmental Activities in violation of the Hazardous Materials Laws have occurred or may immediately occur if the tests performed by or on behalf of Lender indicate that Environmental Activities in violation of the Hazardous Materials Laws actually occurred. Borrower hereby acknowledges and agrees that Lender, its agents, employees, consultants and contractors will be deemed to be the agents of Borrower when entering on the Facility and performing tests pursuant to the foregoing sentence. Notwithstanding Lender's review and/or approval of any environment reports, assessments, or evaluations, either before or after the execution of this Agreement, Borrower shall have the sole responsibility of ensuring its compliance with the provisions of Sections 7.6 and 7.7 and nothing
                                               --------------------
contained in this Agreement shall be deemed or construed as placing any responsibility upon Lender for any of Borrower's Environmental Activities. Borrower shall not be relieved of its responsibility as set forth in the preceding sentence as a result of any mistake, error, act or omission by Lender or its agents, employees, consultants or contractors in connection with the review, approval or enforcement of any environmental reports, assessments or evaluations, whenever made, or the monitoring by Lender of Borrower's Environmental Activities. In addition to the foregoing, no mistake, error, act or omission by Lender or its agents, employees, consultants or contractors shall create any rights in favor of any Person other than Borrower, including, without limitation, third party beneficiary rights.

          VII.10 Environmental Indemnification. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend, save and hold harmless Lender, its directors, officers, shareholders, agents and employees from and against any and all foreseeable or unforeseeable claim, action, suit, proceeding, loss, cost, damage (including, without limitation, any consequential damage), liability, deficiency, fine, penalty, damage or expense (including, without limitation, punitive or consequential damages) of any kind or nature, including reasonable attorneys' fees, from any suits, claims or demands, on account of any matter or thing, action or failure to act arising out of or based upon (a) any Environmental Activities in connection with the Facility or any residual contamination affecting any natural resource or the environment; or
(b) the violation, or alleged violation, of any Hazardous Materials Laws with respect to the Facility, including, without limitation, any Hazardous Materials Claims. This indemnity shall include, without limitation, any damage, liability, fine, penalty, punitive damage, cost or expense arising from or out of any claim, action, suit or proceeding for personal injury (including sickness, disease or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources or the environment, nuisance, pollution, contamination, leak, spill, release or other adverse affect upon the environment. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Lender. Lender may require Borrower to so defend the matter or Lender may elect to defend the matter with its own counsel selected in Lender's reasonable discretion at Borrower's expense (including, without limitation, Lender's reasonable attorneys' fees and costs). The obligations on the part of Borrower set forth in this Section 7.10 shall, with respect to acts or omissions
                  ------------
occurring prior to foreclosure or deed-in-lieu of foreclosure, survive the repayment of the Loan and the release and reconveyance of the lien of the Mortgage.

          VII.11 Lender Inspections. During normal business hours and upon not less than forty-eight (48) hours notice and, in the event of an emergency, at any time, Borrower shall permit Lender and Lender's representatives, inspectors and consultants to (a) enter upon the Facility, (b) inspect the Facility, and
(c) examine all contracts, books and records relating to Borrower's operations at the Facility, and make copies of any such items at Lender's expense.

          VII.12  Financial Statements.

          (a Within forty-five (45) days of the end of each quarter of Borrower's Fiscal Year, Borrower shall deliver to Lender a quarterly unaudited Financial Statement for Borrower for such quarter, certified by an officer of Borrower.

          (b Within one hundred ten (110) days of the end of Borrower's Fiscal Year, Borrower shall deliver to Lender an annual consolidated Financial Statement for Borrower for such year, audited by a reputable certified public accounting firm.

          (c Promptly after the giving, sending or filing thereof, Borrower shall transmit to Lender (i) copies of all reports, if any, which Borrower or any of its subsidiaries or parent companies provide to the holders of their respective capital stock or other securities, and (ii) all reports or filings, if any, made by Borrower or any of its subsidiaries or parent companies to or with the Securities Exchange Commission or any national securities exchange.

          VII.13 Statements for Facility. Within forty-five (45) days of the end of each quarter of Borrower's Fiscal Year, Borrower shall deliver to Lender an unaudited statement certified as true and correct without qualification by Borrower setting forth the following as to the Facility with respect to each month covered by such report: (a) gross revenues for the Facility; (b) gross expenses for the Facility, including all cash expenses including management fees; (c) net operating income for the Facility; (d) total patient days; (e) occupancy percentage; and (f) payor mix.

          VII.14 Regulatory Reports.

          (a Borrower shall, within thirty (30) days of receipt thereof, deliver to Lender all federal, state and local licensing and reimbursement certification surveys, inspections and all other reports received by Borrower as to the Facility from any Governmental Authority, including, without limitation, the designated Medicare and Medicaid and other agencies of the State or the United States governments with licensing or regulatory oversight or other responsibility for the operation of the Facility for the Intended Use. Within ninety (90) days of the end of each calendar year, Borrower shall deliver to Lender an annual audited Medicaid cost report for the Facility for such year certified by an independent auditor and in form acceptable to Lender. Within fifteen (15) days of the end of each calendar month, Borrower shall deliver to Lender a census report for the Facility in form acceptable to Lender.

          (b Within five (5) Business Days of receipt thereof, Borrower shall give Lender written notice of any violation of any Licensing Requirement or any suspension, termination, restriction, threatened suspension, termination or restriction of any such licenses, permits, approvals or certifications or of any material litigation threatened or filed against the Facility or Borrower.

          VII.15 Expenses. Borrower shall pay all expenses, costs and disbursements of every kind and nature incurred by or on behalf of Borrower during the term of the Loan with respect to the operation, maintenance and management of the Facility.

          VII.16 Litigation. Borrower shall give Lender prompt written notice of any action or proceeding commenced or threatened against Borrower or the Facility with an amount in controversy equal to or greater than Fifty Thousand Dollars ($50,000) and will deliver to Lender copies of all notices, and other information regarding such proceeding or action promptly upon receipt or transmittal thereof.

          VII.17 Representations and Warranties. Until the repayment in full of the Note and all other obligations secured by the Mortgage, the representations and warranties of Article VI shall remain true and complete.
                  ----------

          VII.18 Further Assurances. Borrower shall execute and deliver from time to time, promptly after any reasonable request therefor by Lender, any and all instruments, agreements and documents and shall take such other action as may be reasonably necessary in the opinion of Lender to maintain, perfect or insure Lender's security provided for herein and in the other Loan Documents, including, without limitation, the execution of UCC-1 renewal statements, the execution of such amendments to the Mortgage and the other Loan Documents and the delivery of such endorsements to the Title Policy, all as Lender shall reasonably require, and shall pay all fees and expenses (including reasonable attorneys' fees) related thereto. Promptly upon the request of Lender, Borrower shall execute and deliver a certification of non-foreign status consistent with the requirements of Section 1445 of the Code.

          VII.19 Operating Leases. Other than leases entered into by Borrower in the ordinary course of business to occupants of the Facility, Borrower shall not enter into any lease of any portion of the Facility without Lender's prior written approval, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Borrower may without Lender's consent lease up to the greater of 2,000 square feet or ten percent (10%) of the total square footage of the Facility to any person or entity providing any services related or ancillary to the Intended Use or in connection with the provision of home health services both within and outside the Facility. Any of the foregoing acts without such approval shall be void, but shall, at the option of Lender in its sole discretion, be an Event of Default hereunder.

          VII.20  ERISA Events.

          (a Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, Borrower will deliver to Lender a written notice specifying the nature thereof, what action Borrower or any of the ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

          (b With reasonable promptness, Borrower shall deliver to Lender copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (ii) all notices received by Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (iii) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Lender shall reasonably request.

          VII.21 Maintenance Obligations. Borrower shall keep and maintain the Facility in good appearance, repair and condition and maintain proper housekeeping. Borrower shall promptly make or cause to be made all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, necessary to keep the Facility in good and lawful order and condition and in substantial compliance with all requirements for the licensing of assisted living facilities in the State of South Carolina or as otherwise required under all applicable local, state and federal laws and to the extent applicable, certification for participation in Medicare and Medicaid (or any successor programs). As part of Borrower's obligations under this Section
                                                                       -------
7.21, Borrower shall be responsible to maintain, repair and replace all Personal
- ----
Property in good condition, ordinary wear and tear excepted, consistent with prudent industry practice.

          VII.22 Upgrade Expenditures. Without limiting Borrower's obligations to maintain the Facility under this Agreement, Borrower shall spend an annual average of at least Two Hundred Dollars ($200) per living unit on Upgrade Expenditures, and upon request of Lender, Borrower shall provide Lender with evidence satisfactory to Lender in the reasonable exercise of Lender's discretion that it has made the Upgrade Expenditures required under this Section 7.22.

          VII.23 Debt Service Reserve. Concurrently with the making of the Loan, Lender shall deposit into the Account the amount of the Debt Service Reserve, which Debt Service Reserve shall be held by Lender as additional security for Borrower's obligations under the Loan Documents. Lender shall not be deemed a trustee as to the Debt Service Reserve. Lender shall be entitled to draw on the Debt Service Reserve one or more times for the purpose of compensating Lender for any amounts due to Lender under this Agreement or the other Loan Documents by reason of an Event of Default occurring under any of the Loan Documents. Any amount drawn by Lender shall not be deemed: (a) to fix or determine the amounts to which Lender is entitled to recover under this Agreement or otherwise; (b) to waive or cure any default under this Agreement or the other Loan Documents; or (c) to limit or waive Lender's right to pursue any remedies provided for hereunder or under the other Loan Documents. If all or any portion of the Debt Service Reserve is drawn against by Lender pursuant to the provisions of this Section 7.23, Borrower shall, within ten (10) business days after written demand by Lender, deposit into the Account immediately available funds equal to the amount so drawn by Lender, such that at all times during the term of this Agreement Lender shall have the ability to draw upon the entire amount of the Debt Service Reserve. Borrower shall have the right to substitute a Letter of Credit for the Debt Service Reserve issued by a financial institution mutually acceptable to Lender and Borrower. In the event that Borrower substitutes a Letter of Credit, Borrower and Lender shall execute a Letter of Credit Agreement. Upon the satisfaction in full of all of Borrower's obligations under the Loan Documents, Lender shall return the Debt Service Reserve to Borrower, together with any interest earned thereon.


                                  ARTICLE VII
                             INSURANCE REQUIREMENTS

          VIII.1 Insurance Types.

          (a Borrower shall maintain at its sole cost and expense, the following insurance on or in connection with the Facility:

              (i) Insurance against loss or damage to the Insured Property by fire and other risks from time to time included under standard extended and additional extended coverage policies, including vandalism and malicious mischief, sprinkler, flood insurance (if the Facility is located in a flood zone) and earthquake insurance (if the Facility is located in an earthquake zone), in amounts not less than the actual replacement value of the Facility, excluding footings and foundations and other parts of the Improvements which are not insurable (or, in the case of plate glass insurance, the replacement cost of all plate glass in the Facility). Such policies shall contain replacement cost endorsements.

              (ii) General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Facility or the Adjoining Property, including, without limitation, medical malpractice insurance and products liability insurance, in an amount not less than Five Million Dollars ($5,000,000) for bodily injury or death to any one person, not less than Five Million Dollars ($5,000,000) or any one accident, and not less than One Million Dollars ($1,000,000) for property damage.

              (iii) Insurance against liability imposed by law upon Borrower and its Affiliates for damages on account of professional services rendered or which should have been rendered by Borrower or any person for which acts Borrower is legally liable on account of injury, sickness or disease, including death at any time resulting therefrom, and including damages allowed for loss of service, in a minimum amount of Five Million Dollars ($5,000,000) for each claim and Five Million Dollars ($5,000,000) in the aggregate.

              (iv) Worker's compensation insurance covering all persons employed by Borrower in connection with any work done on or about the Facility for which claims for death or bodily injury could be asserted against Lender, Borrower or the Facility.

              (v) Boiler and pressure vessel insurance, including an endorsement for boiler business interruption insurance, on any of the Fixtures or any other equipment on or in the Facility which by reason of its use or existence is capable of bursting, erupting, collapsing or exploding, in an amount not less than Five Million Dollars ($5,000,000) for damage to property, bodily injury or death resulting from such perils.

              (vi) Business interruption insurance or rental loss insurance insuring against loss of rental value for a period of not less than one (1) year.

              (vii) Such other insurance on or in connection with the Facility and the Insured Property as Lender may reasonably require, which at the time is commonly obtained in connection with properties similar to the Facility.

          (b  All insurance required to be carried pursuant to this Article VIII
                                                                    ------------
     will be maintained with insurance carriers licensed and approved to do business in the State, having a general policyholders rating of not less than an "A-" and financial rating of not less than "X" in the then most current Best's Insurance Report. All such insurance shall be for such terms as Lender may approve and shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. In no event will such insurance be terminated or otherwise allowed to lapse during the term hereof. In the event of Borrower's failure to comply with any of the foregoing requirements, Lender may, but shall not be obligated to, procure such insurance. Any sums expended by Lender in procuring such insurance shall be repaid by Borrower, together with interest thereon at the Agreed Rate from the date of such expenditure by Lender, upon written demand therefor by Lender. Any and all policies of insurance required under this Agreement shall name Lender as an additional insured and shall be on an "occurrence" basis. In addition, Lender shall be shown as the loss payable beneficiary under the property insurance policy maintained by Borrower pursuant to Section 8.1(a)(i).

          (c Notwithstanding the foregoing, Borrower may provide the insurance described in this Article VIII in whole or in part through a "blanket" or
                       ------------
     "umbrella" policy or policies covering other liabilities and properties of Borrower; provided, however, that any such policy or policies shall: (i)
               --------  -------
     otherwise comply with this Article VIII, (ii) allocate to the Facility the
                                ------------
     full amount of insurance required hereunder, and (iii) contain, permit or otherwise unconditionally authorize the waiver contained in Section 8.6.
                                                                 -----------
     The amount of insurance allocated to the Facility pursuant to any such policy or policies shall either be set forth in such policy or policies or a written statement from such insurer delivered to Lender.

          VIII.2 Replacement Cost Determination. Borrower shall have the replacement cost and insurable value of the Facility determined from time to time as required by the replacement cost endorsements and shall deliver to Lender the new replacement cost endorsements promptly upon Borrower's receipt thereof. If, at any time, a replacement cost endorsement is not available, Borrower shall have the replacement cost and insurable value of the Facility determined at least once a year by the underwriter of fire insurance on the Facility, or, if such underwriter will not determine the replacement costs, by a qualified appraiser reasonably satisfactory to Lender. Borrower shall deliver such determination to Lender promptly upon Borrower's receipt thereof.

          VIII.3 Deductible Amounts. The policies of insurance which Borrower is required to provide under this Article VIII will not have deductibles or
                                  ------------
self-insured retentions in excess of One Hundred Thousand Dollars ($100,000); provided, however, and solely with respect to earthquake insurance and flood
- --------  -------
insurance coverage for property located in Flood Zone A, the deductible amount for such insurance may be increased to Two Hundred Fifty Thousand Dollars ($250,000).

          VIII.4 Evidence of Insurance. As evidence of the insurance coverage required to be carried by Borrower pursuant to this Article VIII, Borrower shall
                                                    ------------
deliver to Lender original or certified policies of such insurance, but Lender may, as Lender reasonably deems appropriate, accept certificates issued by the insurance carrier (meeting the criteria set forth in Section 8.1) showing such
                                                     -----------
policies in force for the specified period as evidence of such coverage. Evidence of such insurance coverage shall be delivered to Lender promptly upon the Loan Closing Date. Each policy and certificate shall be subject to reasonable approval by Lender and shall provide that such policy shall not be subject to material alteration to the detriment of Borrower or Lender or to cancellation without thirty (30) days prior written notice to Lender. Borrower shall deliver replacement policies of insurance to Lender at least two (2) Business Days prior to the expiration of any policy of insurance required to be carried pursuant to this Article VIII. Should any policy expire or be cancelled
                         ------------
and should Borrower fail to immediately procure other insurance as specified herein, Lender reserves the right, but shall have no obligation, to procure such insurance for the benefit of Lender and Borrower, at Borrower's sole cost and expense.

          VIII.5 Damages. Nothing contained in these insurance requirements is to be construed as limiting the type, quality or quantity of insurance Borrower should maintain or the extent of Borrower's responsibility for payment of damages resulting from the breach of its obligations hereunder nor shall anything contained herein be deemed to place any responsibility on Lender for ensuring that the insurance required hereunder is sufficient for the conduct of Borrower's business.

          VIII.6 Waiver of Subrogation. Borrower hereby waives all rights of subrogation, which any insurance carrier, or Borrower, may have as to Lender by reason of any provision in any policy of insurance required to be carried by Borrower pursuant to this Agreement, provided such waiver does not thereby invalidate the policy of insurance.

          VIII.7 Additional Insured. Lender shall be included as an additional insured under the coverage specified in this Article VIII, with the following
                                             ------------
endorsement or provision included within each applicable policy: "It is understood and agreed that coverage afforded by this Policy shall also apply to MLD Delaware Trust, a Delaware business trust, and its officers, directors, agents, servants, employees, divisions, subsidiaries, partners, shareholders and affiliated companies as additional insureds. This insurance is primary and any other insurance maintained by such additional insured is noncontributing with this insurance as respects claims or liability arising out of or resulting from the acts or omissions of the named insured, or of others performed on behalf of the named insured." Each insurance policy required to be carried pursuant to this Article VIII shall (a) contain standard non-contributory mortgagee clauses
     ------------
(438 BFU) in favor of and acceptable to Lender and Lender's lenders, if any, and
(b) name Lender as a loss payee under a standard loss payee clause.

          VIII.8 No Separate Insurance. Borrower shall not carry insurance concurrent in form or contributing in the event of loss with the insurance required by this Article VIII unless (a) Lender, and any lender of Lender, are
                 ------------
named as additional insureds as provided in Section 8.7, (b) Lender approves
                                            -----------
such separate insurance, and (c) such separate insurance shall otherwise comply with this Article VIII. Upon obtaining any such separate insurance, Borrower
          ------------
shall immediately deliver original or certified policies of such insurance to Lender.

                                   ARTICLE IX
                         EVENTS OF DEFAULT AND REMEDIES

          IX.1  Events of Default.

          (a)  Upon the expiration of any applicable cure period set forth in
     Section 9.1(b) below, the occurrence of any one or more of the following
     --------------
     shall constitute an "Event of Default" under this Agreement:

               (i) the failure to make payment of any amount due under the Note or other Loan Documents when the same becomes due and payable;

               (ii)  the failure to make payment of any Impositions;

               (iii) intentionally omitted;

               (iv)  intentionally omitted;

               (v) any material misstatement or omission of fact in any written report, notice or communication from Borrower to Lender with respect to Borrower or the Facility;

               (vi) the commencement of any action or proceeding which seeks as one of its remedies the dissolution of Borrower;

               (vii) any Governmental Authority, or any court at the instance thereof, shall take possession of any substantial part of the property of, or assume control over, the affairs or operations of, or a receiver or trustee shall be appointed over all of or of any substantial part of, or a writ or order of attachment or garnishment (with respect to any claim in excess of One Hundred Thousand Dollars ($100,000)) shall be issued or made against any of, the property of Borrower;

               (viii) Borrower shall admit in writing its inability to pay its debts when due, or shall make an assignment for the benefit of creditors; or Borrower shall apply for or consent to the appointment of any receiver, trustee or similar officer for Borrower for all or any substantial part of the property of Borrower; or Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceedings relating to Borrower under the laws of any jurisdiction;

               (ix) an involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution or liquidation case or proceeding, or other similar proceedings, which shall not be dismissed within ninety (90) days (whether or not consecutive) after the same shall have been commenced, shall be commenced (by petition, application or otherwise) seeking relief with respect to Borrower or all or a substantial part of the property of Borrower;

               (x) a court of competent jurisdiction shall enter an order, judgment or decree adjudicating Borrower a bankrupt or insolvent or approving a petition filed against Borrower seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall not be discharged or dismissed within ninety
          (90) days after the date of filing;

               (xi) a writ of execution or attachment or any similar process shall be issued or levied against all or any part or interest in the Facility, or any judgment involving monetary damages in excess of One Hundred Thousand Dollars ($100,000) in any such case shall be entered against Borrower which shall become a lien on the Facility or any portion thereof or Borrower's interest therein, and such writ of execution, attachment, levy or judgment shall not be released or discharged within ninety (90) days after the date of filing;

               (xii) any representation or warranty of Borrower in (A) any of the Loan Documents, or (B) any Financial Statement, certificate or other financial information delivered to Lender, shall be materially and adversely incorrect or misleading as of the date made;

               (xiii) a final judgment or judgments for the payment of money in excess of One Hundred Thousand Dollars ($100,000) in the aggregate is entered against Borrower and such judgment or judgments shall not be discharged within a period of ninety (90) days;

               (xiv) a material default by Borrower (or any Affiliate of Borrower) under any other agreement entered into by Borrower (or any Affiliate of Borrower) in connection with any other obligation owed by Borrower (or any Affiliate of Borrower) to Lender or any Affiliate of Lender (including, without limitation, the ALC Leases and the Other ALC Loans), which default is not cured within any applicable cure period;

               (xv)   intentionally omitted;

               (xvi) if, except as a result of damage or destruction or a partial or complete Condemnation with respect to all or any portion of the Facility, Borrower voluntarily or involuntarily ceases operations on the Facility or any material portion of the Facility is vacated or abandoned;

               (xvii) failure to deliver replacement policies of insurance to Lender as required by the provisions of Section 8.4;
                                                  -----------

               (xviii) the institution of any proceedings, hearings, suits or other actions which seek to suspend, revoke or otherwise adversely impair (including, without limitation, the imposition of any operational restrictions) any license, approval certificate or other authorization used or held by Borrower in connection with the operation of the Facility for the Intended Use;

               (xix) the occurrence of a default and the failure to cure such default within the applicable cure period, if any, under the Debt Service Reserve Pledge Agreement or under any of the other Loan Documents; or

               (xx) failure to observe or perform, in any material respect, any other term, covenant or condition of this Agreement or any of the other Loan Documents, which cannot be cured by the payment of money;

          (b)  Cure Periods.

               (i) Borrower shall not be entitled to a cure period with respect to the Events of Default described in subsections 9.1(a)(v),
                                                        ---------------------
          (vii) through (xvi), inclusive, and (xix), above, except as may be
          -------------------                 -----
          specifically provided therein.

               (ii)    The default described in subsection 9.1(a)(i) above is
                                                --------------------
          curable and shall be deemed cured if Borrower makes such payment within five (5) days after the date such payment is due; provided,
                                                                   --------
          however, with the exception of the imposition of the late charge and
          -------
          the commencement of the accrual of Basic Interest at the Agreed Rate as provided in the Note, Holder shall not proceed with the enforcement of any other remedies available under this Agreement or the Loan Documents or at law until the fifth (5/th/) day after Lender gives Borrower written notice of such Event of Default.

               (iii)   The default described in subsection 9.1(a)(ii), above, is
                                                ---------------------
          curable and shall be deemed cured if Borrower makes such payment within five (5) days of written demand by Lender, or within such other grace period applicable to such payment as specified elsewhere in this Agreement.

               (iv)    The default described in subsection 9.1(a)(xvii), above,
                                                -----------------------
          is curable and shall be deemed cured if Borrower delivers replacement policies of insurance to Lender within five (5) days of written demand by Lender.

               (v)  The default described in subsections 9.1(a)(vi), (xviii) and
                                             ----------------------  -------
          (xx), above, is curable and shall be deemed cured, if: (A) within
          ----
          seven (7) days of Borrower's receipt of a notice of default from Lender, Borrower gives Lender notice of its intent to cure such default; and (B) Borrower cures such default within thirty (30) days, or such other period as may be specified in this Agreement, after such notice from Lender, unless such default cannot with due diligence be cured within a period of thirty (30) days, or such other period as may be specified in this Agreement, because of the nature of the default or delays beyond the control of Borrower, and cure after such period will not have a material and adverse effect upon the Facility, in which case such default shall not be deemed to continue if cure of such default is promptly commenced and diligently pursued to the completion thereof, provided, however, no such default shall continue
                              --------  -------
          for more than one hundred twenty (120) days in the aggregate.

          (c) All notice and cure periods provided herein or in any other Loan Document shall run concurrently with any notice or cure periods provided by applicable law.

          IX.2 Remedies.

          (a) Notwithstanding any provision to the contrary herein or in any of the other Loan Documents, upon the occurrence of any Event of Default under this Agreement, or upon an Event of Default under any of the other Loan Documents:
(i) Lender's obligation to make further disbursements of the Loan, if any, shall cease, (ii) Lender shall, at its option, have the rights and remedies provided in the Loan Documents, including, without limitation, the option to declare all outstanding indebtedness to be immediately due and payable without presentment, demand, protest or further notice of any kind, to apply any of Borrower's funds in its possession to the outstanding indebtedness under the Note whether or not such indebtedness is then due, to draw on the Account (or a Letter of Credit if the same replaced the Account) and apply such withdrawal to the outstanding indebtedness under the Note whether or not such indebtedness is then due, to obtain the appointment of a receiver and to, upon the occurrence of a monetary Event of Default with respect to the Loan, file a confession of judgment, and
(iii) Lender may pursue any remedies available to it pursuant to law or in equity. All sums expended by Lender for such purposes shall be deemed to have been disbursed to and borrowed by Borrower and shall be secured by the Mortgage.

          (b) All remedies of Lender provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided in the Note, the Mortgage or any of the other Loan Documents or by law. The exercise of any rights of Lender hereunder shall not in any way constitute a cure or waiver of a default hereunder or elsewhere, or invalidate any act done pursuant to any notice of default, or prejudice Lender in the exercise of any of its other rights hereunder or elsewhere unless, in the exercise of said rights, Lender realizes all amounts owed to it hereunder and under the Note, the Mortgage and the other Loan Documents.


                                   ARTICLE X
                                 MISCELLANEOUS

          X.1 Assignment. Borrower shall not assign any of its rights under this Agreement.

          X.2 Notices. All notices, demands, certificates, requests, consents, approvals and other similar instruments under this Agreement shall be made in writing to the addresses set forth below and shall be given by any of the following means: (a) personal service; (b) electronic communication, whether by telex, telegram or telecopying; (c) certified or registered mail, postage prepaid, return receipt requested; or (d) nationally recognized courier or delivery service. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent pursuant to either subsection (a), (b) or (d) hereof shall be deemed received
                   -------------------    ---
upon the actual delivery thereof, and, if sent pursuant to subsection (c) shall
                                                           --------------
be deemed received five (5) days following deposit in the mail. Refusal to accept delivery of any notice, request or demand shall be deemed to be delivery thereof. If Borrower is not an individual, notice may be made on any officer, general partner or principal thereof. In the event Lender notifies Borrower of the name and address of Lender's lender, Borrower shall cause a copy of all notices delivered to Lender by Borrower to be concurrently therewith delivered to such lender.

To Seller:                                 To Buyer:
- ----------                                 ---------

Assisted Living Concepts, Inc.             MLD Delaware Trust
9955 SE Washington, Suite 303              c/o Nationwide Health Properties, Inc.
Portland, Oregon 97216                     610 Newport Center Drive, Suite 1150
Attn: Chief Executive Officer and          Newport Beach, California 92660
      General Counsel                      Attn: President and General Counsel
Facsimile: (503) 255-0048                  Facsimile:  (949) 759-6887
With Copy To:                              With Copy To:
- -------------                              -------------

Rasmussen Coomber, LLP                     Sherry, Coleman & Holthouse LLP
660 South Figueroa Street, Suite 1450      610 Newport Center Drive, Suite 1200
Los Angeles, CA 90017-3452                 Newport Beach, CA  92660
Attn: Richard G. Rasmussen, Esq.           Attn:  Kevin L. Sherry, Esq.
Facsimile: (213) 622-2829                  Facsimile:  (949) 719-1212

         X.3 Incorporation of Recitals and Exhibits. The recitals and exhibits hereto are hereby incorporated into this Agreement and made a part hereof.

         X.4 Titles and Headings. The titles and headings of sections of this Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         X.5 Brokers. Lender and Borrower represent to each other that neither of them knows of any brokerage commissions or finders' fee due or claimed with respect to the transaction contemplated hereby. Lender and Borrower shall indemnify and hold harmless the other party from and against any and all loss, damage, liability, or expense, including costs and reasonable attorney fees, which such other party may incur or sustain by reason of or in connection with any misrepresentation by the indemnifying party with respect to the foregoing.

         X.6 Changes, Waivers, Discharge and Modifications in Writing. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         X.7  Choice of Law.   Lender and Borrower agree that the rights and
obligations under this Agreement and the other Loan Documents shall be governed by and construed and interpreted in accordance with the internal law of the State of South Carolina without giving effect to the conflicts-of-law rules and principles of such state.

         X.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement.

         X.9  Time is of the Essence.  Time is of the essence in this Agreement.

         X.10 Attorneys' Fees. Borrower agrees to pay Lender all costs and expenses, including, without limitation, attorneys' fees and costs, incurred by Lender in enforcing any of the terms, covenants or conditions of this Agreement. The terms "attorneys' fees" or "attorneys' fees and costs" shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred.

         X.11 Authority to File Notices. Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to file for record, at the Borrower's cost and expense and in Borrower's name, any notices that Lender considers necessary or desirable to protect its security.

         X.12 Disclaimer by Lender. Lender shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with the Facility. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against the Facility.
Borrower is not and shall not be an agent of Lender for any purpose. Lender is not a joint venture partner with Borrower in any manner whatsoever. Approvals granted by Lender for any matters covered under this Agreement shall be narrowly construed to cover only the parties and acts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrower.

         X.13 Indemnification. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and hold harmless Lender, its directors, officers, agents and employees from and against any and all liability, expense, loss or damage of any kind or nature and from any suits, claims or demands, including reasonable attorneys' fees and costs, on account of any matter or thing or action or failure to act by Lender, whether in suit or not, arising out of this Agreement or in connection herewith, unless such suit, claim or demand is caused solely by any act, omission or willful malfeasance of Lender, its directors, officers, agents and employees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Lender. Lender may also require Borrower to so defend the matter. This obligation on the part of Borrower shall survive the closing of the Loan and the repayment thereof.

         X.14 Inconsistencies with Loan Documents. In the event of any inconsistencies between the terms of this Agreement and any terms of any of the Loan Documents, the terms of this Agreement shall govern and prevail.

         X.15 Disbursements in Excess of Loan Amount. In the event the total disbursements by Lender exceed the Loan Amount, to the extent permitted by the laws of the State of South Carolina, the total of all disbursements shall be secured by the Mortgage. All other sums expended by Lender pursuant to this Agreement or any other Loan Document shall be deemed to have been paid to Borrower and shall be secured by, among other things, the Mortgage.

         X.16 Participations. Lender shall have the right at any time to sell, assign or transfer the Loan or the Note or to sell or grant participations in all or any part therein, all without notice to or the consent of Borrower. Borrower hereby acknowledges and agrees that any such disposition will give rise to a direct obligation of Borrower to each holder of the Note or the Loan or each participant or assignee of all or any part of the Loan or Note. Lender may disclose to third parties, including, without limitation, prospective purchasers of the Loan or participation interests therein, financial or other information in Lender's possession regarding Borrower or the Facility.

         X.17 Entire Agreement. This Agreement and the Loan Documents constitute the entire agreement and understanding of Lender and Borrower with respect to the matters set forth herein and therein. No representation, warranty, covenant, promise, understanding or condition shall be enforceable against any party unless it is contained in this Agreement or the Loan Documents.

         X.18 Severability. The invalidity or unenforceability of any one or more provisions of this Agreement or any Loan Document shall not affect the validity or enforceability of any other provision.

         X.19 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF SOUTH CAROLINA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

Borrower designates and appoints CSC The United States Corporation Company, and such other Persons as may hereafter be selected by Borrower irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by Borrower to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to Borrower as provided in this Agreement; provided that, unless otherwise provided
                                        --------
by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by Borrower refuses to accept service, Borrower hereby agrees that service of process sufficient for personal jurisdiction in any action against Borrower in the State of South Carolina may be made by registered or certified mail, return receipt requested, to Borrower as provided in this Agreement, and Borrower hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction.

         X.20 Waiver of Jury Trial. BORROWER AND LENDER HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL IN ANY ACTION, PROCEEDINGS OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower and Lender each acknowledge that this waiver is a material inducement for Borrower and Lender to enter into a business relationship, that Borrower and Lender have already relied on this waiver in entering into this Agreement and the other Loan Documents and that each will continue to rely on this waiver in their related future dealings. Borrower and Lender further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         X.21 Terminology. Whenever the words "including", "include" or "includes" are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words, "without limitation," immediately followed the same. Except as otherwise indicated, all Section and Exhibit references in this Agreement shall be deemed to refer to the Sections and Exhibits in or to this Agreement.

         X.22 Interpretation. Both Borrower and Lender have been represented by counsel and this Agreement has been freely and fairly negotiated. Consequently, all provisions of this Agreement shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

         IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed and delivered as of the date first above written.

                                    "BORROWER"

                                    ASSISTED LIVING CONCEPTS, INC.,
                                    a Nevada corporation


                                    By:
                                        ----------------------------------

                                        Its:
                                             -----------------------------


                                    "LENDER"

                                    MLD DELAWARE TRUST,
                                    a Delaware business trust


                                    By:
                                        ----------------------------------
                                        Mark L. Desmond, not in his individual
                                        capacity, but solely as Trustee

                                   EXHIBIT A

                         LEGAL DESCRIPTION OF THE LAND



ALL that certain piece, parcel or tract of land, situate, lying and being in Crowfield Plantation, Berkeley County, South Carolina, shown and designated as Tract L, Parcel XI-C, 4.896 acres on the plat prepared by Westvaco Development Corporation, dated July 30, 1997, entitled "PLAT SHOWING TRACT "L", 4.552 ACRES, A PORTION OF PARCEL XI-C, PROPERTY OF WESTVACO DEVELOPMENT CORPORATION, LOCATED ON CROWFIELD PLANATATION, IN THE CITY OF GOOSE CREEK, BERKELEY COUNTY, SOUTH CAROLINA", recorded in the Office of the RMC for Berkeley County, SC in Plat Cabinet M, at Page 354-A; reference is hereby craved to said plat and same is made a part and parcel of this description.

Being the same property conveyed to Assisted Living Concepts, Inc. by Deed of Westvaco Development Corporation, dated August 22, 1997, recorded in the Office of the RMC for Berkeley County, South Carolina in Book 1173, Page 0095.

                                   EXHIBIT B

                              CLOSING CONDITIONS

          Lender shall not be obligated to make any disbursements of the Loan or perform any other obligation under the Loan Documents unless all of the following conditions precedent are satisfied prior to the date set forth in
Section 3.1 of this Agreement:


          1. There shall exist no Event of Default or Potential Default under any of the Loan Documents.

          2. All representations and warranties contained in this Agreement and any other Loan Documents shall be true and correct in all material respects as of the Loan Closing Date.

          3. Lender shall have received each of the following items and documents, all of which shall be in form and substance satisfactory to Lender:

          (a)  The Debt Service Reserve;

          (b) A preliminary title report or reports with respect to the Facility and evidence satisfactory to Lender that the Title Company is prepared to issue the Title Policy;

          (c) A search of the records of the Offices of the Secretary of the States of South Carolina, and Nevada and the Official Records of the County showing all Uniform Commercial Code financing statements and fixture filings against Borrower and/or the Facility or any part thereof or interest therein;

          (d)  The policies of insurance required under this Agreement;

          (e) Certified copies of Borrower's articles of incorporation, bylaws and other formation documents, together with a certificate of status from the Secretary of the States of Nevada and South Carolina;

          (f) Evidence satisfactory to Lender that Borrower has taken all necessary action to authorize it to execute, deliver and be bound by the Loan Documents, including, without limitation, corporate resolutions together with incumbency certificates attached thereto;

          (g) A search of the records of the Offices of the Secretary of State of South Carolina and the Official Records of the County showing all Uniform Commercial Code financing statements and fixture filings against Borrower and/or the Facility or any part thereof or interest therein;

          (h)  an ALTA survey for the Facility;

          (i) Financial Statements of Borrower for Borrower's most recent fiscal year, together with interim 1998 statements if available, certified by an officer of Borrower;

          (j) Satisfactory evidence that Borrower has complied with all applicable Licensing Requirements;

          (k) Satisfactory evidence that the Facility complies with all zoning ordinances, including, without limitation, a statement from the appropriate Governmental Authority setting forth the current zoning designation for the Land;

          (l) The Phase I Site Assessment Report for the Facility, prepared by a consultant satisfactory to Lender; and

          (m) Such other documents and instruments as may be reasonably required by Lender.

                                   EXHIBIT C

                       FORM OF CLOSING PROCEDURE LETTER



                              September ___, 1998


First American Title Insurance Company
114 East Fifth Street
Santa Ana, California 92701
Attention: Mickey Elkinton

          Re: $2,955,000 from MLD Delaware Trust, a Delaware business trust ("Lender") to Assisted Living Concepts, Inc., a Nevada corporation ("Borrower"); Your Escrow No: N984114E

Ladies and Gentlemen:

          Please refer to that certain Loan Agreement dated as of September 3, 1998 by and between Borrower and Lender, a copy of which is being delivered to you with this letter. Except as otherwise defined herein, all initially-capitalized terms used herein shall have the same meaning given such terms in the Loan Agreement.

          This letter shall constitute your instructions with respect to the "Funds" and "Documents" described herein.

A.   Delivery of Funds.
     -----------------

     On or before September ___, 1998, Lender shall wire-transfer to you immediately available funds in the sum of (i) the Loan (less the amount of the Debt Service Reserve) and (ii) such additional funds as may be due from Lender pursuant to the Closing Statement described in Paragraph B(3) below (the
                                               --------------
"Funds").

B.   Delivery of Documents.
     ---------------------

          1. Delivery of Recording Documents. Borrower or Lender shall deliver to you one fully executed (and acknowledged where applicable) original of each of the following documents (the "Recording Documents"):

              (a)  ___________________;

              (b)  ___________________; and

              (c)  ____________________.

          2. Borrower's Delivery of Non-Recordation Documents. Borrower shall deliver to you one fully executed original of each of the following documents (the "Non-Recordation Documents"):

              (a) Pay-off letters or demands (the "Pay-Off Letters") from the then record holders or claimants of any encumbrance or monetary lien affecting the Facility, stating the cash amount required to be paid and where and to whom such amount is to be paid in order to satisfy and discharge of record such encumbrances.

          3. Delivery and Approval of Closing Statement. You shall prepare, and Lender and Borrower shall approve and execute, a closing statement showing the source and application of funds received by you and the costs and expenses incurred in connection herewith (the "Closing Statement").

          4. Definition of Documents. As used herein, "Documents" shall mean, collectively, the Recording Documents, the Non-Recordation Documents and the Closing Statement.

C.   Conditions to Closing.
     ---------------------

     The Funds shall not be disbursed and the Documents shall not be recorded or delivered to any person or entity until each of the following conditions are satisfied:

          1. You have received the Funds and are unconditionally and irrevocably prepared to disburse the same in accordance with Paragraph D
                                                                  -----------
     hereof.

          2. You have received the Documents and are unconditionally and irrevocably prepared to record the Recording Documents in accordance with

     Paragraph D hereof.
     -----------

          3. You are unconditionally and irrevocably committed to issue the Title Policy, together with a [DESCRIPTION OF ENDORSEMENTS] subject only to those exceptions (the "Permitted Exceptions") which appear on the pro forma title policy attached hereto as Exhibit A.
                                     ---------

          4.  You have received the Written Authorization.

D.   Closing.  When the conditions specified in Paragraph C above are satisfied,
     -------                                    -----------
then you shall immediately deliver to Borrower and Lender a written confirmation of such satisfaction in the form of Exhibit B hereto (which confirmation shall
                                    ---------
evidence your agreement to immediately take or cause to be taken the actions hereinafter specified), and thereafter you shall immediately:

          1. Record the Recording Documents in the order listed below in Official Records of Berkeley County, South Carolina:

              (a)   the ________________; and

              (b)   _______________________.

          2. Disburse the respective amounts due to third parties (e.g., lien holders) under the Closing Statement in accordance with the respective instructions from such third parties.

          3. Disburse any amounts due Lender under the Closing Statement in accordance with the following wiring instructions:

                    Wells Fargo Bank
                    420 Montgomery Street
                    San Francisco, California
                    ABA No. 121000248
                    for the benefit of
                    Nationwide Health Properties, Inc.
                    Account No. 4692089329
                    Upon receipt, notify Mark Desmond by telephone at
                    (949) 718-4412

          4. Disburse to Borrower the remainder of the Funds pursuant to the instructions to be provided by Borrower.

          5. Issue the Title Policy and deliver such Title Policy to Sherry, Coleman & Holthouse LLP, at the address specified in Paragraph E hereof,
                                                          -----------
     within 20 working days.

E.   Delivery of Documents.  As soon as they are available, please deliver the
     ---------------------
Documents as follows:

          1. To Sherry, Coleman & Holthouse LLP, 610 Newport Center Drive, Suite 1200, Newport Beach, California 92660, Attention: Kevin L. Sherry, Esq., the following: (a) the recorded originals of each of the Recording Documents, and (b) the originals of the Documents other than the Recording Documents.

          2. To Borrower, c/o Rasmussen Coomber, LLP, 660 Figueroa Street, Suite 1450, Los Angeles, California 90017-3452, Attention: Richard G. Rasmussen, Esq., a copy of each of the Documents.

F.   Closing Costs.  All closing costs incurred in carrying out your duties
     -------------
under this letter are to be billed in accordance with Section 4.1 of the Loan
                                                      -----------
Agreement.

G.   Investment of Funds.
     -------------------

          1. Lender's Funds. As soon as you receive any portion of the Funds, you shall notify Lender of such fact. If Lender gives you written instructions to do so, you shall invest the Funds in treasury bills (or such other short-term investment as may be authorized by Lender) for the benefit of Lender. The interest accrued on the Funds shall be delivered to Lender, in accordance with Lender's wiring instructions, upon the closing (or, if sooner, from time to time upon the oral or written request of Lender).

H.   Cancellation of Instructions.  Notwithstanding anything to the contrary
     ----------------------------
herein, if the conditions specified in Paragraph C hereof are not satisfied on
                                       -----------
or before September ___, 1998, then, if you receive written instructions to cancel this transaction from either of the undersigned, the instructions set forth in Paragraphs A through E above shall be deemed cancelled, you shall
         ------------         -
immediately return the Funds (and any interest thereon) to Lender, in accordance with Lender's wiring instructions and you shall destroy the Documents on the next business day thereafter.

I.   Limitation of Liability.  You are acting solely as closing agent, and you
     -----------------------
shall be liable solely for your failure to comply with the terms of this letter. The foregoing will not limit your liability as title insurer under the terms of the Title Policy (such liability being in accordance with the terms of such policy).

J.   Execution by Counterparts; Facsimile Signatures.  This letter of
     -----------------------------------------------
instructions may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same letter of instructions. You are hereby authorized to accept facsimile signatures on this letter of instructions as original signatures, and such facsimile signatures are hereby deemed originals.

K.   Interpleader.  Borrower and Lender expressly agree that if they give you
     ------------
contradictory instructions, you shall have the right, at your election, to file an action in interpleader requiring the Borrower and Lender to answer and litigate their several claims and rights between themselves and you are authorized to deposit with the clerk of the court all documents and funds held by you. In the event such action is filed, Borrower and Lender agree to pay your cancellation charges and costs, expenses and reasonable attorneys' fees which you are required to expend or incur in the interpleader action, the amount thereof to be fixed and judgment therefor to be rendered by the court. Upon the filing of such an action, you shall be fully released and discharged from all obligations to perform further any duties or obligations imposed hereunder.

                                    "BORROWER"

                                    ASSISTED LIVING CONCEPTS, INC.,
                                    a Nevada corporation


                                    By:
                                        -----------------------------------

                                         Its:
                                              -----------------------------


                                    "LENDER"

                                    MLD DELAWARE TRUST,
                                    a Delaware business trust


                                    By:
                                        -----------------------------------
                                        Mark L. Desmond, not in his individual
                                        capacity, but solely as Trustee



ACCEPTED AND AGREED TO
as of the date first above written:

FIRST AMERICAN TITLE INSURANCE COMPANY



By:
    -------------------------------------

     Its:
          -------------------------------

                            SCHEDULE 1 TO EXHIBIT C

                                   EXHIBIT A

                            PRO FORMA TITLE POLICY

                                [See Attached]

                            SCHEDULE 2 TO EXHIBIT C

                                   EXHIBIT B

                         CONFIRMATION BY TITLE COMPANY

                              September ___, 1998

MLD Delaware Trust
c/o Sherry, Coleman & Holthouse LLP
610 Newport Center Drive, Suite 1200
Newport Beach, California  92660
Attention:  Kevin L. Sherry, Esq.

Assisted Living Concepts, Inc.
c/o Rasmussen Coomber, LLP
660 Figueroa Street, Suite 1450
Los Angeles, California 90017-3452
Attention: Richard G. Rasmussen, Esq.

          Re: $2,955,000 from MLD Delaware Trust, a Delaware business trust ("Lender") to Assisted Living Concepts, Inc., a Nevada corporation ("Borrower"); Your Escrow No: N984114E

Ladies and Gentlemen:

          Please refer to that certain letter (the "Letter of Instructions") captioned "CLOSING PROCEDURE LETTER", dated as of September ___, 1998, from Borrower and Lender to the undersigned.

          Pursuant to Paragraph D of the Letter of Instructions, we hereby
                      -----------
confirm that each of the conditions to disbursement and recordation set forth in Paragraph C of the Letter of Instructions has been satisfied.
- -----------

                                    Very truly yours,

                                    FIRST AMERICAN TITLE INSURANCE COMPANY


                                    By:
                                        ----------------------------------

                                        Its:
                                             -----------------------------

                                   EXHIBIT D

                    FORM OF WRITTEN AUTHORIZATION TO CLOSE

                              September ___, 1998



First American Title Insurance Company
114 East Fifth Street
Santa Ana, California 92701
Attention: Mickey Elkinton

       Re: $2,955,000 from MLD Delaware Trust, a Delaware business trust
           ("Lender") to Assisted Living Concepts, Inc., a Nevada corporation ("Borrower"); Your Escrow No: N984114E

Ladies and Gentlemen:

      You are hereby authorized to comply with the instructions delivered to you in our Closing Procedure Letter dated September ___, 1998.

      Please confirm your receipt hereof and compliance with the aforementioned instructions by contacting, via telephone, either Kevin L. Sherry, Esq., at
(949) 719-2190 or Andrew P. Hanson, Esq., at (949) 719-2199.

      This Written Authorization to Close may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.


                                    Very truly yours,.

                                    "BORROWER"

                                    ASSISTED LIVING CONCEPTS, INC.,
                                    a Nevada corporation


                                    By:
                                        -----------------------------------

                                        Its:
                                             ------------------------------

                                    "LENDER"

                                    MLD DELAWARE TRUST,
                                    a Delaware business trust


                                    By:
                                        -----------------------------------
                                        Mark L. Desmond, not in his individual
                                        capacity, but solely as Trustee

                                                                               2